                                                                   EXHIBIT 10.11

                          SECURITIES PURCHASE AGREEMENT

                                 By and Between

                             ON2 TECHNOLOGIES, INC.

                                       and

                         DEEP TALENT INVESTMENTS LIMITED


                            Dated as of July 21, 2003
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                                TABLE OF CONTENTS

                                                                         PAGE
1.   Purchase and Sale of Units........................................     1

2.   Representations and Warranties of the Investor....................     1

3.   Representations and Warranties of the Company.....................     3

4.   Conditions of Investor's Obligations at the Closing...............     6

5.   Conditions of the Company's Obligations at the Closing............     6

6.   Covenants of the Investor.........................................     7

7.   Covenants of the Company..........................................     8

8.   Indemnity by the Investor.........................................     8

9.   Indemnity by the Company..........................................     9

10.  Confidentiality...................................................     9

11.  Definitions.......................................................    10

12.  Miscellaneous.....................................................    11

                          SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of July 21, 2003 by and between ON2 TECHNOLOGIES, INC. (the "COMPANY"), a Delaware corporation, and Deep Talent Investments Limited (the "INVESTOR"), an entity formed under the laws of the British Virgin Islands. Certain capitalized terms used in this Agreement without definition shall have the meanings given them in Section 11.

      In consideration of the mutual promises, representations, warranties and covenants set forth in this Agreement, the Company and the Investor hereby agree as follows:

            1. Purchase and Sale of Units.

            (a) The Company has duly authorized for issue, sale and delivery to the Investor an aggregate of 1,800,000 shares (the "INVESTOR SHARES") of its Common Stock, par value $0.01 per share (the "COMMON STOCK"), at a per share purchase price of U.S. $0.675 (the "PER SHARE PURCHASE Price"). The Company has further authorized for issue, sale and delivery to the Investor a warrant (the "WARRANT") to acquire 700,000 shares of Common Stock during the period ending three years after the date of issuance thereof having an exercise price equal to the Per Share Purchase Price. The form of the Warrant is attached to this Agreement as Exhibit A.

            (b) The aggregate purchase price (the "AGGREGATE PURCHASE PRICE") to be paid by the Investor for the Investor Shares and the Warrant is U.S. $1,215,000.

            (c) The closing (the "CLOSING") of the purchase and sale of the Securities shall take place at the offices of McGuireWoods LLP, 9 West 57th Street, 16th Floor, New York, New York, at 10:00 a.m. (New York City time) on August 8, 2003 or at such earlier time and place as the Company and the Investor may agree in writing (the "CLOSING DATE"). At the Closing, the Company shall deliver to the Investor one or more share certificates that represent the Investor Shares and one or more warrant certificates that represent the Warrant, in all cases against delivery to the Company by the Investor by bank wire transfer of the Aggregate Purchase Price by the Investor.

      2. Representations and Warranties of the Investor. The Investor hereby represents and warrants to, the Company as follows:

            (a) The Investor is acquiring the Securities for the Investor's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. The Investor does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to any such Person or to any third Person, with respect to the Securities. The Investor understands that its rights with respect to the offer, sale or other disposition of the Securities are set forth in and governed by the Investor's Rights Agreement.

            (b) The Investor understands that: (i) the Securities have not been registered under either the Securities Act or the securities laws of any state of the United States by reason of specific exemptions therefrom; (ii) the Securities must be held by the Investor indefinitely, and, therefore, the Investor must bear the economic risk of such investment indefinitely, unless the Securities are registered under the Securities Act and the securities laws of any applicable state or are exempt from such registrations; (iii) each certificate that represents the Securities will be endorsed with legends as required by the Investor's' Rights Agreement; and (iv) the Company will instruct any transfer agent not to register the transfer of any of the Securities unless the conditions specified in the foregoing legend are satisfied.

            (c) The Investor is a corporation duly organized under the laws of the British Virgin Islands.

            (d) The Investor has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement and the Investor's Rights Agreement, pursuant to their respective terms. The execution and delivery of this Agreement and the Investor's Rights Agreement by the Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Investor or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, and the Investor's Rights Agreement will be duly executed and delivered by the Investor at the Closing and will constitute a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

            (e) The Investor is able to bear the financial risks associated with an investment in the Securities and that it has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the Securities by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the Securities.

            (f) The Investor is not a resident in, or incorporated or organized under the laws of, the United States, and certifies that the Investor (i) is not a "U.S. person" within the meaning of SEC Rule 902 of Regulation S promulgated under the Securities Act, and that the Investor is not acquiring the Securities for the account or benefit of any such U.S. person, (ii) will resell the Securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, (iii) agrees that any certificates for any Securities issued to the Investor shall contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration and that hedging transactions involving the Securities may not be conducted unless in compliance with the Securities Act, and (iv) agrees that the Company is hereby required to refuse to register any transfer of any Securities issued to the Investor not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration. The Investor will deliver to the Company a true and complete Form W-9 together with such other documentation as reasonably requested by the Company in connection with documentation of U.S. tax matters.

            (g) The Investor is not an officer, director or Affiliate of the Company.

            (h) At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

            (i) Other than the consents of any Governmental Authority or Person that governs the Investor that are set forth on the Investor's Schedule of Exceptions (as the same is updated and amended for the Closing), which shall be delivered to the Company at the Closing (the "Investor's Schedule of Exceptions"), the Investor is not required to obtain any order, consent, approval or authorization of, or make any declaration or filing with, any Governmental Authority or other Person (as defined below) in connection with (i) the negotiation, execution, delivery and performance of this Agreement, the Warrant or the Investor's Rights Agreement, (ii) the offer, issuance, sale and delivery to the Investor of the Investor Shares, or (iii) the consummation of any of the transactions contemplated by this Agreement, the Warrant or the Investor's Rights Agreement.

            (j) All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Investor directly without the intervention of any person on behalf of the Investor in such manner as to give rise to any valid claim by any person against the Investor, the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.

            (k) The Investor understands that the representations, warranties, covenants and acknowledgements set forth in this Section 2 constitute a material inducement to the Company entering into this Agreement.

      3. Representations and Warranties of the Company. As used herein, (i) any reference to any event, change or effect being "material" with respect to the Company or any Subsidiary (as defined in this Agreement) means an event, change or effect which is material in relation to the financial condition, properties, business, operations, assets or results of operations of the Company and each Subsidiary, taken as a whole, and (ii) the term "Material Adverse Effect" on the Company means a material adverse effect on the financial condition, properties, business, operations, assets, results of operations or prospects of the Company and its Subsidiaries, taken as a whole. As of the Closing, the Company hereby represents and warrants to, and covenants with, the Investor, except as set forth on the Company's Schedule of Exceptions (as the same is updated and amended for the Closing), which shall be delivered to such Investor at the Closing (the "Company's Schedule of Exceptions"), which exceptions shall be deemed to be representations and warranties as if made hereunder, as follows:

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the business condition of the Company or would prevent the Company from performing any of its obligations under this Agreement. Each of the subsidiaries of the Company (the "SUBSIDIARIES") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the business condition of such subsidiary.

            (b) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 63,597,125 shares are issued and outstanding as of June 30, 2003, and 31,292,571 shares are reserved as of such date for issuance upon the conversion of outstanding convertible securities and the exercise of outstanding warrants and options, and 20,000,000 shares of preferred stock, $0.01 par value, and of which 400,000 shares have been issued and are outstanding as Series A Preferred Stock, par value $0.01 per share, and a total of 9,520,164 shares have been issued and are outstanding as Series C-IV, V and VI Preferred Stock, par value $0.01 per share, as of June 30, 2003. All outstanding shares of the Common Stock are validly issued, fully paid, and nonassessable and not subject to any preemptive rights, or to any agreement to which the Company is a party or by which the Company may be bound. Except as set forth in the Company's consolidated quarterly financial statements as of December 31, 2002 (the "2002 FINANCIAL STATEMENTS"), including the notes thereto, and except as set forth on the Company's Schedule of Exceptions, there are no options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which the Company is a party or by which the Company may be bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company, or obligating the Company to grant, extend or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right.

            (c) The execution, delivery, and performance by the Company of this Agreement, the Warrant, and the Investor's Right Agreement have been duly authorized by all necessary corporate action of the Board of Directors of the Company. The Company has duly and validly executed and delivered this Agreement, the Warrant, and the Investor's Right Agreement, and this Agreement, the Warrant, and the Investor's Right Agreement each constitute a valid, binding, and enforceable obligation of the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. When issued upon due exercise of the Warrant and upon payment of the exercise price thereunder as required by the Warrant, the Warrant Shares will be validly authorized, duly issued and fully paid and nonassessable shares of the Company.

            (d) The Company has made available to the Investor a true, correct, and complete copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, and its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 as filed with SEC (collectively, the "COMPANY SEC REPORTS"). As of their respective filing dates, the Company SEC Reports (i) complied as to form in all material respects with the requirements of the SEC and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading. The financial statements (including the notes thereto) included in the Company SEC Reports complied as to form in all material aspects with the published rules and regulations of the SEC. Since June 16, 1999, the Company has filed all required reports, schedules, forms, statements and other documents with the SEC as and when any such documents were required to be filed and no Company SEC Reports were filed after the filing deadline therefor (after giving effect to all extensions) or otherwise in an untimely manner.

            (e) Neither the Company nor any of its Subsidiaries has violated any Requirement of Law, which violation would reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received notice of any such violation.

            (f) Other than such U.S. federal or state securities filings as may be necessary, which filings will be timely effected after the relevant Closing, except for filings required to be made with any Governmental Authority or Person that governs the Investor, the Company is not required to obtain any order, consent, approval or authorization of, or make any declaration or filing with, any Governmental Authority or other Person in connection with (i) the negotiation, execution, delivery and performance of this Agreement, the Warrant or the Investor's Rights Agreement, (ii) the offer, issuance, sale and delivery to the Investor of the Investor Shares, or (iii) the consummation of any of the transactions contemplated by this Agreement, the Warrant or the Investor's Rights Agreement.

            (g) Except as set forth in the Company's Schedule of Exceptions and in the Company's SEC filings, there are no agreements in effect between the Company and any holders or class of holders of securities of the Company relating to such securities.

            (h) Subject to the truth and accuracy of the Investor's representations set forth in Section 2 of this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and will not result in a violation of the qualification or registration requirements of the applicable U.S. state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

            (i) All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly without the intervention of any person on behalf of the Company in such manner as to give rise to any valid claim by any person against the Investor, the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.

            (j) The Company understands that the representations, warranties, covenants and acknowledgements set forth in this Section 3 constitute a material inducement to the Investor entering into this Agreement.

      4. Conditions of Investor's Obligations at the Closing. The obligations of the Investor to the Company are subject to the fulfillment on or before the Closing of each of the following conditions by the Company:

            (a) Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true, in all material respects, on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

            (b) Covenants. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

            (c) Compliance Certificate. The President or any Vice President of the Company shall deliver to the Investor at the Closing a certificate stating that the conditions specified in Sections 4(a) and 4(b) have been fulfilled and stating that there shall have been no change in the financial condition or in any material agreement of the Company from the date hereof to the Closing Date which has had or could reasonably be expected to have a Material Adverse Effect.

            (d) Qualifications. All authorizations, approvals, or permits, if any, of any Governmental Authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

            (e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

            (f) Investor's' Rights Agreement. The Company and the Investor shall have entered into the Investor's' Rights Agreement.

            (g) Opinion of Company Counsel. The Investor shall have received from McGuireWoods LLP, counsel for the Company, an opinion, dated as of the Closing, in substantially the form attached hereto as Exhibit B.


      5. Conditions of the Company's Obligations at the Closing. The obligations of the Company to the Investor are subject to the fulfillment on or before the Closing, of each of the following conditions by the Investor:

            (a) Representations and Warranties. The representations and warranties of the Investor contained in Section 2 shall be true, in all material respects, on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

            (b) Qualifications. All authorizations, approvals or permits, if any, of any Governmental Authority of the British Virgin Islands, of the United States of America or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing Date.

            (c) Other Closing Documents. The Investor shall have delivered to the Company at or prior to the Closing such other documents as the Company may reasonably request in order to enable the Company to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

            (d) Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement or to obtain substantial damages with respect thereto.

      6. Covenants of the Investor. To induce the Company to enter into this Agreement, the Investor hereby agrees as follows:

            (a) At no time will the Investor or its Affiliates acquire additional shares of the Common Stock such that, after the acquisition thereof, the sum of the number of shares of Common Stock beneficially owned by the Investor and its Affiliates would result in beneficial ownership by the Investor and its Affiliates of more than 5.0% of the then outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act. The Investor will not form or join with or become a member of a "group" that would be required to make any filing pursuant to Regulation 13d-5 promulgated under the Exchange Act.

            (b) At no time will the Investor or its Affiliates engage, directly or indirectly, in short sales of, or other hedging transactions that involve or relate to, the Common Stock.

            (c) At no time will the Investor or its Affiliates engage, directly or indirectly, in any contest, effort or undertaking to nominate or elect any directors of the Company, except to the extent set forth in Section 7(a).

            (d) The Investor will attend, in person or by proxy, all meetings of the stockholders of the Company at which directors are to be elected and shall vote thereat all shares held by it thereat in favor of the election of all persons nominated by the Company to serve as members of the Company's Board of Directors; provided that the Company has complied with its obligation to nominate one person designated by the Investor as provided in Section 7(a).

            (e) From and after the Closing, the Investor shall at all times timely comply with all SEC filings required by any of the provisions of the Exchange Act, including Form 4 and 5, Schedule 13D and any other form (or amendment thereto) that reports its beneficial ownership of shares of the Company.

            (f) The Investor agrees that the Company may disclose any of the information contained in this Agreement, the Warrant and the Investor's Rights Agreement, including without limitation by way of filing with the SEC of a Form 8-K which may contain counterparts of all or certain of the Agreement, the Warrant and the Investor's Rights Agreement, and hereby grants the Company permission to make any such public disclosure of such information.

            (g) The Investor shall not enter into any agreement or arrangement, the terms of which would restrictor impair the ability of the Investor to perform its obligations under this Agreement. The Investor will: (i) use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the agreements related hereto, including the obtaining of any and all permits required by any Governmental Authority; (ii) execute any documents, instruments or conveyances of any kind that may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and thereunder; and
(iii) to cooperate with the Company in connection with the foregoing.

      7. Covenants of the Company. To induce the Investor to enter into this Agreement, the Company hereby agrees as follows:

            (a) So long as the Investor owns or controls not less than 60% of the Investor Shares purchased by the Investor at the Closing, the Company will nominate a person designated by the Investor as a nominee to be elected to the Company's Board of Directors at each annual meeting or other meeting of the stockholders of the Company at which directors are to be elected; provided, that the Investor's nominee shall at the time of nomination be an officer or director of the Investor.

            (b) The Company will make all necessary filings in connection with the sale of the Securities to the Investor required under any United States laws and regulations applicable to it, or by any domestic securities exchange or trading market on which the Company's shares of capital stock are listed or eligible for trading, and to provide a copy thereof to the Investor promptly after such filing if so requested by the Investor.

            (c) The Company will list the Investor Shares and the Warrant Shares pursuant to the rules and regulations of the AMEX.

            (d) The Company shall not enter into any agreement or arrangement, the terms of which would restrict or impair the ability of the Company to perform its obligations under this Agreement, the Warrant or the Investor's Rights Agreement. The Company will: (i) use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, the Warrant or the Investor's Rights Agreement, including the obtaining of any and all permits required by any Governmental Authority; (ii) execute any documents, instruments or conveyances of any kind that may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and thereunder; and (iii) to cooperate with the Investor in connection with the foregoing.

      8. Indemnity by the Investor. The Investor will indemnify and hold harmless the Company and its officers, directors and agents for any costs, liabilities or losses caused by any misstatement of material fact by the Investor with respect to the representations and warranties contained in Section 2 or any other written information furnished to the Company by the Investor in connection with the investment contemplated by this Agreement, or a breach of any covenant or obligation of Investor set forth on this Agreement.

      9. Indemnity by the Company. The Company will indemnify and hold harmless the Investor for any costs, liabilities or losses caused by any misstatement of material fact by the Company with respect to the representations and warranties contained in Section 3 or any other written information furnished to the Investor by the Company in connection with the investment contemplated by this Agreement, or a breach of any covenant or any obligation of the Company set forth in this Agreement.

      10. Confidentiality.

            (a) The Investor shall not divulge or communicate to any person (other than (i) as required by law or by any regulatory or governmental authority or (ii) to its officers, employees or advisors on a need-to-know basis for the purposes of reporting, evaluating, reviewing or assessing the performance, acquisition, holding, management, divestment of its interest in the Company or any other purposes substantially similar therewith) or use or exploit for any purpose whatsoever the trade secrets, patents, intellectual property, financial information, matters relating to the Company's business and operations or other confidential and/or proprietary knowledge or information of the Company which the Investor may receive or obtain as a result of entering into this Agreement, and the Investor shall use its reasonable endeavors to prevent its officers, employees or advisors from so doing. This restriction shall apply to the Investor until three years from the date the Investor ceases to hold any securities in the Company, but shall not apply to: (a) information or knowledge which may properly come into the public domain through no fault of the Investor; or (b) a disclosure for a specific purpose which is approved by resolution of the Board of Directors prior to such disclosure being made (which approval shall not be unreasonably withheld).

            (b) Notwithstanding the foregoing, Section 10(a) of this Agreement shall not apply to: (a) information which the Investor learns from a third party having the right to make the disclosure, provided the Investor complies with any restrictions imposed by the third party; (b) information which is in the Investor's possession prior to the time of disclosure by the Company and not acquired by the Investor under a confidentiality obligation; (c) information which the Investor is required to disclose by law or a governmental or regulatory authority (which, for the purposes of this Agreement, shall be deemed to include disclosure by an Investor of the nature of the Investor's investment in filings and submissions with the SEC and the securities regulatory agencies of other applicable jurisdictions); or (d) information which the Investor is required to disclose by court order or other legal process. With respect to a disclosure required by law, any governmental or regulatory authority or pursuant to a court order or other legal process, prior to making such disclosure, the Investor shall (i) use all reasonable efforts to limit the scope of such disclosure and to request and pursue confidential treatment of such disclosure to the extent available and (ii) unless prohibited or restricted by law, a governmental or regulatory authority or pursuant to a court order or other legal process, notify the Company of the pending disclosure as soon as practicable so that the Company may seek appropriate redress.

      11. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

            (a) "AFFILIATE" has the meaning given it by Rule 405 of the Rules and Regulations promulgated under the Securities Act.

            (b) "CLOSING DATE" means the date of the Closing.

            (c) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

            (d) "GOVERNMENTAL AUTHORITY" means the respective governments of the United States of America and the British Virgin Islands, or any province, district, state, county or parish, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            (e) "INVESTOR'S RIGHTS AGREEMENT" means the Investor's Rights Agreement, to be dated the Closing Date, between the Investor and the Company, substantially in the form of Exhibit C.

            (f) "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

            (g) "REQUIREMENT OF LAW" means, with respect to the Company or any Subsidiary, its articles or certificate of incorporation, formation or organization, partnership or operating agreements and bylaws or other organizational or governing documents, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority (as defined below), in each case applicable to or binding upon the Company or any of its Subsidiaries or any of its or their property or to which the Company or any Subsidiary or any of its or their property is subject or pertaining to any or all the transactions contemplated or referred to herein.

            (h) "SEC" means the Securities and Exchange Commission.

            (i) "SECURITIES" means the Investor Shares, the Warrant and the Warrant Shares.

            (j) "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

            (k) "WARRANT SHARES" means the shares of Common Stock issuable upon the exercise of the Warrant.

12.      Miscellaneous.

         (a) Expenses. Each party will bear its own expenses in respect of the transactions contemplated by this Agreement, whether or not the Closing occurs.

         (b) Notices. Any notice or other communication required or permitted to be delivered under this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) seven (7) days after having been sent by registered or certified air mail, return receipt requested, postage prepaid; or (iv) three (3) days after deposit with an internationally recognized express courier, specifying highest priority delivery, with written verification of receipt, to the address or facsimile number set forth beneath the name of each party on the signature page of this Agreement (or to such other address or facsimile number as such party may designate by ten (10) days advance written notice to the other party hereto). Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication.

         (c) Waiver. No waiver of any provision of this Agreement will be binding unless it is in writing. No indulgence or forbearance by a party will constitute a waiver of the other party's right to insist on performance in full and in a timely manner of all covenants in this Agreement. Waiver of any provision will not be deemed to waive the same provision thereafter or any other provision of this Agreement at any time.

         (d) Amendment. This Agreement may be amended only by written agreement executed by the parties.

         (e) Assignability. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party hereto.

         (f) Severability. If any provision or part of any provision contained in this Agreement is found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or portions thereof, will not be in any way affected or impaired thereby.

         (g) Execution by Counterparts and Facsimile. This Agreement, and any amendment, supplement, restatement or termination of any provision, may be executed and delivered in counterparts by facsimile.

         (h) Arbitration, Dispute Resolution and Choice of Law. This Agreement shall be interpreted, construed, and enforced in all respects in accordance with the laws of the State of New York. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the London Court of International Arbitration Rules, which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one.

The seat, or legal place, of arbitration shall be London, UK. All papers, documents, evidence (whether written or oral) and other information and materials filed with or presented to the arbitrators will be in the English language and will constitute confidential information, and neither the parties nor the arbitrators will disclose any such information or materials except as necessary in connection with the arbitration or as required by applicable law. Any demand for arbitration, requests for discovery and other notices in connection with the arbitration may be served in the English language in accordance with the notice provisions of this Agreement, and each party waives any right to any other form of notice, other means of delivery or translation into any other language. The parties will be entitled to discover all information and materials reasonably necessary for a full understanding of any issues reasonably raised in the arbitration. They may use all methods of discovery permitted under the U.S. federal rules as applied in the Southern District of New York, including, without limitation, depositions, requests for admissions, interrogatories and requests for production of documents. The time period for compliance will be set by the arbitrators. The arbitrators will have the authority to award any remedy or relief that a U.S. federal court could order or grant, including, without limitation, monetary damages, injunctive or other equitable relief, and sanctions for abuse or frustration of the arbitration process, provided that the arbitrators shall not have the authority to award punitive damages. The arbitrators will issue a written explanation of the reasons for the award, and a full statement of the facts found and rules of law applied in reaching their decision. Notwithstanding the foregoing, each party will have the right to a preliminary injunction or other interim relief, pending a final award by the arbitrators, in any court of competent jurisdiction in connection with any arbitrable claim or controversy, but only to the extent that such interim relief is intended to preserve the adequacy or sufficiency of any final award granted by the arbitrators.

         (i) Binding Effect. Except as herein otherwise expressly stipulated to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, and their respective successors and permitted assigns.

         (j) Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the specific subject matter herein and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, express or implied.

         This Securities Purchase Agreement has been executed as of the date and year first written above.

                                ON2 TECHNOLOGIES, INC.


                                By: /s/ Douglas A. McIntyre
                                    -----------------------
                                Name:    Douglas A. McIntyre
                                Title:   President and Chief Executive Officer
                                Address: 21 Corporate Drive, Suite 103
                                           Clifton Park, NY  12065
                                           UNITED STATES OF AMERICA
                                Facsimile: (646) 292-3534 and 603-805-4669


                                INVESTOR

                                DEEP TALENT INVESTMENTS LIMITED

                                By: /s/ Bai Nian En
                                   ------------------
                                Name: Bai Nian En
                                Title:   Director
                                Address: Shanghai Industrial Investment BLDG RM 701, 7/F
                                            48-62 Hennessy Road
                                            Wanchai, Hong Kong
                                           Attn: Nick Bai

                                Facsimile: (852)21104198

                                                                       EXHIBIT A


THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITIES MAY NOT BE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THE SALE, ASSIGNMENT, TRANSFER, PLEDGE AND OTHER DISPOSITION OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT ARE RESTRICTED BY THE INVESTOR'S RIGHTS AGREEMENT (THE "INVESTOR'S RIGHTS AGREEMENT"), DATED AUGUST __, 2003 (THE "INVESTOR'S RIGHTS AGREEMENT"). THE INVESTOR'S RIGHTS AGREEMENT IS ON FILE WITH THE CORPORATE SECRETARY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. A COPY THEREOF MAY BE OBTAINED AT NO COST UPON WRITTEN REQUEST THEREFOR MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE CORPORATE SECRETARY AT THE PRINCIPAL OFFICES OF THE COMPANY.

                             ON2 TECHNOLOGIES, INC.

               WARRANT TO PURCHASE 700,000 SHARES OF COMMON STOCK,
                            PAR VALUE $.01 PER SHARE

No.W- __                                                         August __, 2003

         THIS CERTIFIES that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DEEP TALENT INVESTMENTS LIMITED (the "Holder"), is entitled to subscribe for and purchase from ON2 TECHNOLOGIES, INC., a

         Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time, during the period commencing on the date set forth above and expiring at 5:00 p.m. on August __, 2006 (the "Exercise Period"), seven hundred thousand (700,000) shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at an exercise price (the "Exercise Price") per share equal to U.S. $0.675. As used herein, the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. As used herein, the term "Holder" shall include any transferee to whom this Warrant has been transferred in accordance with the terms hereof.

         The number of shares of Common Stock to be issued upon exercise of this Warrant (the "Warrant Shares") may be adjusted from time to time as hereinafter set forth in Section 6.

         1. This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by transmission by telecopy of the Election to Exercise, followed within three business days by the surrender of this Warrant (with the Election to Exercise attached hereto duly executed) to the Company at its office at 21 Corporate Drive, Suite 103, Clifton Park, New York 12065, United States of America, or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the product of the Exercise Price and the number of Warrant Shares for which this Warrant is being exercised (the "Aggregate Exercise Price").

         2. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. Within five business days after each such exercise of this Warrant and receipt by the Company of this Warrant, the Election to Exercise and the Aggregate Exercise Price, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

         3. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant register (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge of the general counsel of the Company that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the request of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding anything contained herein to the contrary, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act and the rules and regulations thereunder or any applicable state securities law.

         4. The Company, until the expiration or termination of this Warrant, shall reserve and keep available out of its authorized and unissued common stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of common stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

         5. The issuance of any Warrant, Warrant Shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Warrant Shares or other securities, except as otherwise required by law, shall be made without charge to the Holder for any tax or other charge in respect of such issuance, other than applicable transfer taxes. Notwithstanding anything contained herein, all applicable transfer taxes shall be borne by the Holder.

         6. The number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section.

         6.1 If, during the period commencing on the date of issuance of this Warrant and ending on the earlier of the last day of the Exercise Period and the date on which this Warrant has been exercised in full, the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the number of Warrant Shares remaining to be issued hereunder shall be increased by multiplying such number of shares by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution, and the numerator shall be the sum of (a) such number of shares and (b) the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the date following such distribution.

         6.2 If, during the period commencing on the date of issuance of this Warrant and ending on the earlier of the last day of the Exercise Period and the date on which this Warrant has been exercised in full, the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the number of Warrant Shares remaining to be issued hereunder at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be proportionately increased, and, conversely, if outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the number of Warrant Shares remaining to be issued hereunder at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         6.3 The reclassification of Common Stock into securities (other than Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter, and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, within the meaning of Section 6.2.

7. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses and, if reasonably requested, an indemnity reasonably acceptable to the Company, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

8. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

9. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the rules governing the conflicts of laws.

10. The parties hereby irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Warrant, or a breach of this Warrant.

         IN WITNESS WHEREOF, the undersigned has caused this Warrant to be duly executed by its officer thereunto duly authorized as of the date and year set forth below.

Dated: August __, 2003

ON2 TECHNOLOGIES, INC.

By:
     ----------------------------------------------
     Name:  Douglas A. McIntyre
     Title: President and Chief Executive Officer

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns, and transfers unto __________________ a Warrant to purchase __________ shares of Common Stock, par value $.01 per share, of On2 Technologies, Inc. (the "Company"), a Delaware corporation, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated:
       ---------------

Signature
          ------------

Signature Guaranteed:


                                     NOTICE

The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:      On2 Technologies, Inc.


                              ELECTION TO EXERCISE

The undersigned hereby exercises his or its rights to purchase _______ Warrant Shares covered by the within Warrant and tenders payment herewith [in the amount of $_________] in accordance with the terms thereof, certifies that he owns this Warrant free and clear of any and all claims, liens and/or encumbrances and requests that certificates for such securities be issued in the name of, and delivered to:

                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:
       ------------------------------------------------------------------------
Name:
       ------------------------------------------------------------------------
       (Print)
Address:
       ------------------------------------------------------------------------


         (Signature)

                                                                       EXHIBIT B

                           Opinion of McGuireWoods LLP

                                August ___, 2003

Investor

                  RE:      SECURITIES PURCHASE AGREEMENT

Ladies and Gentlemen:

         We have acted as special counsel to On2 Technologies, Inc. ("On2"), a Delaware corporation, in connection with the negotiation, execution and delivery of the Securities Purchase Agreement (collectively, with the schedules and exhibits annexed thereto, the "Securities Purchase Agreement"), dated July 22, 2003, between On2 and [Investor] (the "Investor"), together with:

a) the warrant (the "Warrant") to purchase shares of the Common Stock, dated July 22, 2003; and

b) the Investor's Rights Agreement (the "Investor's Rights Agreement"), dated July 22, 2003, between On2 and the Investor.

This opinion is rendered to you in compliance with Section 4(g) of the Securities Purchase Agreement. The Securities Purchase Agreement, the Warrant and the Investor's Rights Agreement are collectively referred to in this opinion as the "Transaction Agreements." All other capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Securities Purchase Agreement.

         In connection with this opinion, we have examined copies of the Transaction Agreements and in addition, we have examined executed originals or copies, certified or otherwise identified to our satisfaction as being true copies, of: (a) the certificate of incorporation and by-laws of On2 as in effect as of the date hereof; (b) certain resolutions adopted by the board of directors of On2 on or prior to the date hereof relative to the transactions contemplated by the Securities Purchase Agreement; and (c) such other documents as we deemed necessary or appropriate as a basis for the opinions set forth below.

         As to various questions of fact material to our opinion, we have relied upon the representations and warranties made in the Transaction Agreements by the parties thereto other than On2, and upon the certificates of On2 and of such government officials as we have deemed necessary, and we have made such other inquires as we have deemed appropriate.

         In rendering our opinion we have assumed, without investigation, the genuineness of all signatures of, and the incumbency, authority and legal right and power under all applicable laws and regulations of, the officers and other persons signing the Transaction Agreements as or on behalf of the parties thereto other than On2, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies and the authenticity of the originals of such documents. We have also assumed the valid authorization, execution and delivery by all parties other than On2 of the Transaction Agreements to which they are a party.

         We do not purport to be experts in, or to express any opinion herein concerning, the law of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware (the "DGCL") and the federal law of the United States of America. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         The opinions hereinafter expressed are subject to the following additional limitations, qualifications and exceptions:

         (a) the enforceability of the Transaction Agreements may be limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) the discretion of the court before which any proceeding therefor may be brought;

         (b) the enforceability of the Transaction Agreements may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); and

         (c) public policy considerations may limit the right of On2 to obtain indemnification and the remedy of specific performance.

         Based on and subject to the foregoing, and subject to the limitations, exceptions, assumptions and qualifications set forth herein, we are of the opinion that:

On2 is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own its assets and property and to carry on its business as currently conducted. On2 is duly qualified to do business and is in good standing as a foreign corporation in each state or other jurisdiction where qualification as a foreign corporation is required, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.

On2 has full corporate power and authority to enter into, execute, deliver and perform the Transaction Agreements, to carry out its obligations thereunder and to consummate the transactions contemplated thereby. On2 has taken all corporate action required to be taken by law, by its certificate of incorporation and by its by-laws to authorize the execution, delivery and performance of the Transaction Agreements, and to consummate the transactions contemplated thereby, including the authorization and issuance by On2 of (i) the Common Stock to be issued pursuant to the Securities Purchase Agreement, and (ii) the shares of On2 Common Stock issuable upon exercise of the Warrant (collectively, the "Transaction Securities").

On2 has duly executed and delivered the Transaction Agreements, and each of the Transaction Agreements constitutes a valid and binding obligation of On2 enforceable against On2 in accordance with its terms.

None of the execution and delivery of the Transaction Agreements, the performance of their respective terms and the consummation of the transactions contemplated thereunder and the issuance by On2 of the Transaction Securities
(i) conflict with or result in a violation of the certificate of incorporation or by-laws of On2, (ii) violate or conflict with any federal or laws or regulations which are applicable to On2 and its business as, to our knowledge, it is currently conducted, (iii) to our knowledge, violate or contravene any judgment, decree, injunction or order of any federal or state court, or any arbitrator or governmental agency or authority, having jurisdiction over On2 or its properties or by which On2 may be bound, or (iv) to our knowledge, constitute a material breach of, or result in a material default under, any term or provision of any agreement, instrument, order, writ, judgment or decree known to us to which On2 is a party or is subject.

No consents, approvals or authorizations or filing with any Governmental Authority of the State of Delaware or the United States are required or necessary on the part of On2 in connection with the execution or delivery by On2 of the Transaction Agreements and the consummation by On2 of the transactions contemplated thereunder.

To our knowledge, there are no actions pending or threatened against or affecting On2, or any properties or rights of On2, before any court, arbitrator, or administrative or governmental body, which question or challenge the validity of any of the Transaction Agreements or any action taken or proposed to be taken by On2 pursuant to the Transaction Agreements and/or the transactions contemplated thereby.

Upon issuance and receipt of payment therefor, the Transaction Securities are, and will be, validly issued, fully paid and nonassessable shares of On2's capital stock.

         As used in this opinion, the phrases "to our knowledge" or "known to us" mean to the best of our actual knowledge, which knowledge is based solely on inquiry within our firm and review of the representations and warranties in the Securities Purchase Agreement and the other documents delivered or to be delivered in connection therewith, without other inquiry or investigation.

         This opinion may be relied upon by you only in connection with the Transaction Agreements and the transactions contemplated therein and may not be used or relied upon by you or any other person for any other purpose whatsoever without, in each instance, our prior written consent.

                                                     Very truly yours,




                                                     McGuireWoods LLP

                                    EXHIBIT C

                           INVESTOR'S RIGHTS AGREEMENT

                                  BY AND AMONG

                             ON2 TECHNOLOGIES, INC.

                                       AND

                         DEEP TALENT INVESTMENTS LIMITED

                            Dated as of July __, 2003

                                TABLE OF CONTENTS

                                                                                      PAGE


1.       Restrictions on Transferability .........................................      1

2.       Restrictive Legend ......................................................      1

         2.1   Shares of Stock ...................................................      1

         2.2   Warrant Certificate ...............................................      2

         2.3   Stop Transfer Instructions ........................................      2

3.       Notice and Other Requirements of Transfer ...............................      2

4.       Demand Registration .....................................................      3

         4.1   Notice from Holders ...............................................      3

         4.2   Registered Public Offering Involving An Underwriter ...............      3

         4.3   Limitation On Holder's Right ......................................      4

         4.4   Obligations of the Company ........................................      5

5.       Nonpublic Information ...................................................      7

6.       Expenses of Registration ................................................      7

7.       Indemnification .........................................................      7

         7.1   Indemnity by the Company ..........................................      7

         7.2   Indemnity by the Holder ...........................................      8

         7.3   Notice by the Indemnified Party ...................................      8

         7.4   Underwriting Agreement ............................................      8

         7.5   Contribution ......................................................      9

         7.6   Survival of Indemnity .............................................      9

8.       Lockup Agreement ........................................................      9

9.       Holder's Cooperation ....................................................      9

         9.1   Information Regarding Holder ......................................      9

         9.2   Obligations of the Holder .........................................      9

10.      Rule 144 ................................................................     10

11.      Definitions .............................................................     10

12.      Miscellaneous ...........................................................     11

         12.1   Amendments .......................................................     11

         12.2   Execution by Counterparts and Facsimile ..........................     12

         12.3   Notices, Etc .....................................................     12

         12.4   Severability .....................................................     13


TABLE OF CONTENTS
(Continued)

  12.5   Waiver.................................................................        13

  12.6   Entire Agreement.......................................................        13

  12.7   Governing Law..........................................................        13

  12.8   Arbitration, Dispute Resolution and Choice of Law......................        13


                           INVESTOR'S RIGHTS AGREEMENT

      This Investor's Rights Agreement (this "AGREEMENT") is made July ___, 2003, by and among ON2 TECHNOLOGIES, INC. (the "COMPANY"), a Delaware corporation having its principal address at 21 Corporate Drive, Suite 103, Clifton Park, NY 12065, and Deep Talent Investments Limited, an entity formed under the laws of the British Virgin Islands. Certain capitalized terms used in this Agreement without definition shall have the meanings given them in Section 11.

                                    PREAMBLE

      The Holder has acquired 1,800,000 shares (the "INVESTOR SHARES") of the Company's Common Stock, par value $0.01 per share (the "COMMON STOCK"), and a Warrant (the "WARRANT") to acquire 700,000 shares of Common Stock, pursuant to the Securities Purchase Agreement (the "SECURITIES PURCHASE AGREEMENT"), dated as of July 21, 2003, between the Company and the Holder.

      Pursuant to the Securities Purchase Agreement, the Company and the Holder have entered into this Agreement.

      NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the Company and the Holder agree as follows:

      1.Restrictions on Transferability. None of the Restricted Securities nor the Warrant may be sold, assigned, transferred, pledged or otherwise disposed of, whether or not for value, except in compliance with the terms and conditions of this Agreement. At such time as the Restricted Securities cease to be Restricted Securities under the terms of this Agreement, the provisions of this Agreement shall no longer apply to the shares of the Common Stock that theretofore were Restricted Securities.

      2. Restrictive Legend.

         2.1 Shares of Stock. Each certificate representing Restricted Securities that are shares of Common Stock shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws or otherwise):

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). THESE SHARES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

            THE SALE, ASSIGNMENT, TRANSFER, PLEDGE AND OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE INVESTOR'S RIGHTS AGREEMENT (THE "INVESTOR'S RIGHTS AGREEMENT"), DATED JULY ____, 2003, BETWEEN THE COMPANY AND THE SECURITYHOLDER NAMED THEREIN. A COPY OF THE INVESTOR'S RIGHTS AGREEMENT IS ON FILE WITH THE CORPORATE SECRETARY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. A COPY THEREOF MAY BE OBTAINED AT NO COST UPON WRITTEN REQUEST THEREFOR MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE CORPORATE SECRETARY AT THE PRINCIPAL OFFICES OF THE COMPANY.

         2.2 Warrant Certificate. The certificate representing the Warrant shall bear a legend substantially in the following form (in addition to any legend required under applicable state securities laws or otherwise):

            THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITIES MAY NOT BE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

            THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

            THE SALE, ASSIGNMENT, TRANSFER, PLEDGE AND OTHER DISPOSITION OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT ARE RESTRICTED BY THE INVESTOR'S RIGHTS AGREEMENT, DATED JULY ___, 2003 (THE "INVESTOR'S RIGHTS AGREEMENT"). THE INVESTOR'S RIGHTS AGREEMENT IS ON FILE WITH THE CORPORATE SECRETARY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. A COPY THEREOF MAY BE OBTAINED AT NO COST UPON WRITTEN REQUEST THEREFOR MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE CORPORATE SECRETARY AT THE PRINCIPAL OFFICES OF THE COMPANY.

         2.3 Stop Transfer Instructions. The Holder consents to the Company's making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to prevent a transfer that is prohibited by this Agreement.

      3. Notice and Other Requirements of Transfer. The Holder will be permitted to sell, assign, transfer, pledge or otherwise dispose of any Restricted Securities or the Warrant if and only if:

         (a) the intended sale, assignment, transfer, pledge or other disposition is permitted by the other provisions of this Agreement; or

         (b) there is in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

         (c) (i) the proposed sale, assignment, transfer, pledge or other disposition is to an Affiliate of the Holder, and (ii) the Affiliate transferee, as a condition to the effectiveness of such sale, assignment, transfer, pledge or other disposition, has executed a counterpart of this Agreement expressly assuming the obligations of the Holder under this Agreement; or

         (d) during the first year after the date of this Agreement, the intended sale, assignment, transfer, pledge or other disposition is to a non-U.S. person, and as a condition to the effectiveness of such disposition, such non-U.S. person has executed a counterpart of this Agreement expressly assuming the obligations of the Holder under this Agreement.

      4. Demand Registration.


         4.1 Notice from Holders. If, at any time after the date that is ninety
(90) days after the date of this Agreement, the Company receives a written request from all of the Holders of all of the Restricted Securities that the Company file a registration statement under the Act or other Offering Document covering the registration of all, but not less all, of the Restricted Securities, then the Company will promptly, and in no event later than fifteen
(15) days of the receipt thereof, Subject to the limitations of Sections 4.2 and 4.3, will use its best efforts to, as expeditiously as possible, take such actions to register with, or otherwise seek such approvals of, the SEC or any Governmental Authority as are necessary or appropriate in order to permit the public offer and sale of the Restricted Securities within 180 days after the receipt of such notice.

         4.2 Registered Public Offering Involving An Underwriter. If the Holders intend to distribute the Restricted Securities covered by their request by means of an underwriting, the Holders will notify the Company of such desire and prior to such distribution the Company and the Holders will mutually agree in writing to the rules and procedures that shall govern such distribution.


         4.3 Limitation On Holder's Right. In addition, the Company will not be required to effect a registration pursuant to Section 4.1:

         (a) after the Company has effected one (1) registration pursuant to this Section 4 and such registrations have been declared or ordered effective;

         (b) if the Company furnishes to Holders requesting a registration pursuant to Section 4.1, a certificate signed by the Company's Chief Executive Officer and Chairman of the Board stating that the Board of Directors of the Company has determined that it would be seriously detrimental to the Company and its stockholders for such registration to be effected at such time, in which event the Company will have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the notice of the Holder or Holders given pursuant to Section 4.1; provided, that such right to delay a request pursuant to this Section will be exercised by the Company not more than once in any twelve (12)-month period; and provided further, that the Company will give the Holders 15 days notice prior to such deferral.

         (c) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act.

         4.4 Obligations of the Company. Whenever required under this Section 4 to effect the registration of any Restricted Security, the Company will, as expeditiously as possible:

         (a) prepare and file with the Commission (or any other equivalent governmental authority in a jurisdiction outside of the United States responsible for the regulation and oversight of such jurisdiction's securities laws (a "Governmental Authority")) Offering Documents with respect to such Restricted Securities and use its best efforts to cause such Offering Documents to become effective as expeditiously as possible, and, upon the request of the Holders, keep such Offering Documents effective for a period of up to one hundred twenty (120) days in the case of registration under Section 4 or, if earlier, until the distribution contemplated in the Offering Document has been completed or until all Restricted Securities covered by such Offering Document can be sold in any ninety (90) day period without registration in compliance with Rule 144 of the Securities Act; provided, that, such one hundred twenty
(120)-day period will be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of an underwriter of the Common Stock (or other securities) of the Company;

         (b) notify each Holder whose securities are to be registered of the effectiveness of the Offering Documents and the effectiveness or final approval of any post-effective amendment to any Offering Document; and prepare and file with the Commission or a Governmental Authority such amendments and supplements to such Offering Documents as may be necessary to comply with the provisions of the Securities Act and any other applicable laws with respect to the disposition of all Restricted Security covered by such Offering Documents;

         (c) furnish to each Holder (i) a draft copy of the Offering Documents, and (ii) such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and other applicable laws, and such other documents as it may reasonably request in order to facilitate the disposition of Restricted Security owned by it;

         (d) use its best efforts to (i) register and qualify the securities covered by such Offering Documents under such other securities or "blue sky" laws of such states or jurisdictions as may be reasonably requested by the Holders, but in any event in no more than five (5) states and jurisdictions, and do all other acts and things that may be necessary or desirable to enable the Holders to consummate their public sale or other disposition of the Restricted Security in such states or jurisdictions; provided, that the Company will not be required in connection therewith or as a condition thereto to qualify to do business, where not otherwise required, or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act and (ii) cause such Restricted Security to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the disposition of such Restricted Security;

         (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

         (f) notify each Holder of Restricted Security covered by such Offering Document, at any time when a prospectus relating thereto is required to be delivered, of (i) the issuance of any stop order or equivalent order by the Commission or any Governmental Authority suspending the effectiveness of such Offering Document or the initiation of any proceedings by any person to such effect (a "Stop Order"), and use commercially reasonable efforts to obtain the release of such suspension as soon as reasonably practicable, (ii) any communication from the Commission or any Governmental Authority threatening the issuance of a Stop Order and (iii) the happening of any event as a result of which the Offering Documents, as then in effect, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and promptly furnish to each Holder one or more copies of each supplement or amendment of such Offering Documents as may be necessary to correct such misstatement or omission;

         (g) cause all such Restricted Security registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

         (h) provide a transfer agent and registrar for all Restricted Security registered pursuant hereunder and a CUSIP number for all such Restricted Security, in each case not later than the effective date of such registration and use its best efforts to cause the transfer agent to remove restrictive legends on the securities covered by such registration; and

         (i) use its best efforts to furnish, at the request of any Holder requesting registration of Restricted Security pursuant to this Section, on the date that such Restricted Security are delivered to the underwriters for sale in connection with a registration pursuant to this Section 4, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the Offering Document with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters and to the Holders requesting registration of Restricted Security, and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters and to the Holders requesting registration of Restricted Security.

      5. Nonpublic Information. Notwithstanding any other provision of this Agreement, the Company's obligation to file a registration statement under
Section 4.1, or to cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 90 days (and for periods not exceeding, in the aggregate, 180 days in any 12-month period) if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

      6. Expenses of Registration. The Company will bear all reasonable expenses incurred in connection with registrations pursuant to Section 4, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and independent accountants for the Company and expenses of any special audits of the Company's financial statements incidental to or required by such registration, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars' fees, but the Company will not pay underwriters' fees, discounts or commissions relating to the Restricted Securities or any fees or expenses of legal counsel for any of the Holders.

      7. Indemnification.


         7.1 Indemnity by the Company. If the Company registers any Restricted Securities pursuant to Section 4, the Company will indemnify and hold harmless each Holder, and each other person, if any, who controls each Holder, against any losses, claims, damages or liabilities, joint or several, to which each Holder, or such controlling persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which such Restricted Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse each Holder, its officers, directors and partners, and each person controlling each Holder, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by each Holder specifically for use therein.

         7.2 Indemnity by the Holder. Each Holder will, if Restricted Securities held by or issuable to each Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors, each officer who signs the registration statement, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company and each underwriter within the meaning of the Securities Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made in writing by such Holder, or any omission (or alleged omission) by such Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred by them in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, that the total amount for which such Holder, shall be liable under this Section 7.2 shall not in any event exceed the proceeds (net of underwriting discounts and commissions) received by such Holder from the sale of Restricted Securities sold by such Holder in such registration.

         7.3 Notice by the Indemnified Party. Each party entitled to indemnification under this Section 7 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

         7.4 Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the Holders, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Restricted Securities included in the public offering; provided, that if, as a result of this Section 7.4, the Holder, and any person controlling the Holder, are held liable for an amount which exceeds the aggregate proceeds received by the Holder from the sale of Restricted Securities included in a registration, as provided in Section 7.2, pursuant to such underwriting agreement (the "EXCESS LIABILITY"), the Company shall reimburse any such Holder for such Excess Liability.

         7.5 Contribution. If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount that the Holder shall be obligated to contribute pursuant to this Section 7.5 shall be limited to an amount equal to the proceeds to the Holder of the Restricted Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Restricted Securities).

         7.6 Survival of Indemnity. The indemnification and contribution provided by this Section shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any person entitled to indemnification under this Agreement.

      8. Lockup Agreement. In the event that the Holders desire to engage in an underwritten offering, the Holder will agree to reasonable and customary lockup provisions prior to the commencement of such offering.

      9. Holder's Cooperation.


         9.1 Information Regarding Holder. It is a condition precedent to the obligations of the Company to take any action pursuant to Section 4 with respect to the Restricted Securities of any Holder that such Holder furnish to the Company such information regarding itself, the Restricted Security held by it, and the intended method of disposition of such securities as is reasonably requested by the Company in order to comply with applicable law or by the managing underwriter, if any, in order to satisfy the requirements applicable to such registration of such Holder's Restricted Securities.

         9.2 Obligations of the Holder. Each Holder will not (until further notice by the Company) effect sales thereof (or deliver a prospectus to any purchaser) after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus. At the end of the period during which the Company is obligated to keep any registration statement filed under Section 4 current and effective as required by applicable law, each Holder shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares of Restricted Securities covered by such registration statement that remain unsold, and each Holder shall notify the Company of the number of such shares registered that remain unsold immediately upon receipt of such notice from the Company.

      10. Rule 144. With a view to making available to the Holder the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:


         (a) make and keep public information available, as those terms are understood and defined in Rule 144; and

         (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Securities Act.

      11. Definitions. As used in this Agreement, the following terms shall have the following meanings:


         (a) "AFFILIATE" shall have the meaning given to it under Rule 405 of the Securities Act.

         (b) "COMMISSION" shall mean the U. S. Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

         (c) "COMMON STOCK" shall mean shares of the Company's Common Stock, par value $0.01 per share.

         (d) "EXCHANGE ACT" shall mean the Securities Exchange Securities Act of 1934, as amended, or any similar United States statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

         (e) "HOLDER" shall mean the person that has executed this Agreement (other than the Company) and any other person who holds Restricted Securities and who has assumed the obligations of the Holder under this Agreement pursuant to Section 3(c).

         (f) "OFFERING DOCUMENTS" means any application, offering memoranda, prospectuses, registration statements or other documents necessary or appropriate in order to effect any offer or sale of Restricted Security in the manner set forth herein.

         (g) "REGISTER," "registered" and "registration" shall refer to (i) a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which any of the Holders notifies the Company of his intention to offer Restricted Securities, or (ii) in the case of an offer and sale outside of the United States, the preparation and filing of the relevant Offering Documents with any applicable Governmental Authority and the declaration or ordering of effectiveness of such Offering Documents.

         (h) "RESTRICTED SECURITIES" shall mean the Investor Shares and the shares of Common Stock issuable upon due exercise of the Warrant, in each case only to the extent the same have not been sold to the public. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) such securities shall have become eligible for resale pursuant to Rule 144(k) and any restrictive legend on certificates representing such securities shall have been removed, (iii) such securities shall have been otherwise transferred or disposed of, and (x) new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and (y) subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force or compliance with Rule 144, or (iv) such securities shall have ceased to be outstanding. Notwithstanding the foregoing, Restricted Securities shall not include otherwise Restricted Securities (i) sold by a person in a transaction in which his rights under this Agreement are not properly assigned; or (ii) (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale or
(C) the registration rights associated with such securities have been terminated pursuant to Section 12.

         (i) "RULE 144" shall mean Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time.

         (j) "RULE 145" shall mean Rule 145 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time.

         (k) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar United States statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

      12. Miscellaneous.


         12.1 Amendments. This Agreement may be amended only by a written instrument executed by the Holder and the Company.


         12.2 Execution by Counterparts and Facsimile. This Agreement, and any amendment, supplement, restatement or termination of any provision, may be executed and delivered in counterparts by facsimile.


         12.3 Notices, Etc. Any notice or other communication required or permitted to be delivered under this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) seven (7) days after having been sent by registered or certified air mail, return receipt requested, postage prepaid; or (iv) three (3) days after deposit with an internationally recognized express courier, specifying highest priority delivery, with written verification of receipt, to the address or facsimile number set forth beneath the name of each party as stated below (or to such other address or facsimile number as such party may designate by ten (10) days advance written notice to the other party hereto). Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication.

         All notices should be distributed as follows:

         If to the Company:

               On2 Technologies, Inc.
               21 Corporate Drive
               Suite 103
               Clifton Park, New York  12065
               Attn: CEO
               Facsimile No:  (646) 292-3534 and 603-805-4669


            with a copy to:

               McGuireWoods LLP
               9 West 57th Street
               Suite 1620
               New York, New York  10019
               Attention:  William A. Newman, Esq.
               Facsimile No: (212) 548-2150

               If to the Holder:

               Shanghai Industrial Investment BLDG
               RM 701, 7/F
               48-62 Hennessy Road
               Wanchai, Hong Kong
               Attn: Nick Bai
               Facsimile: (852)21104198

         12.4 Severability. If any provision or part of any provision contained in this Agreement is found by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or portions thereof, will not be in any way affected or impaired thereby.

         12.5 Waiver. No waiver of any provision of this Agreement will be binding unless it is in writing. No indulgence or forbearance by a party will constitute a waiver of the other party's right to insist on performance in full and in a timely manner of all covenants in this Agreement. Waiver of any provision will not be deemed to waive the same provision thereafter or any other provision of this Agreement at any time.

         12.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the specific subject matter herein and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, express or implied.

         12.7 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflict of law.


         12.8 Arbitration, Dispute Resolution and Choice of Law. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the London Court of International Arbitration Rules, which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one. The seat, or legal place, of arbitration shall be London, UK. All papers, documents, evidence (whether written or oral) and other information and materials filed with or presented to the arbitrators will be in the English language and will constitute confidential information, and neither the parties nor the arbitrators will disclose any such information or materials except as necessary in connection with the arbitration or as required by applicable law. Any demand for arbitration, requests for discovery and other notices in connection with the arbitration may be served in the English language in accordance with the notice provisions of this Agreement, and each party waives any right to any other form of notice, other means of delivery or translation into any other language. The parties will be entitled to discover all information and materials reasonably necessary for a full understanding of any issues reasonably raised in the arbitration. They may use all methods of discovery permitted under the U.S. federal rules as applied in the Southern District of New York, including, without limitation, depositions, requests for admissions, interrogatories and requests for production of documents. The time period for compliance will be set by the arbitrators. The arbitrators will have the authority to award any remedy or relief that a U.S. federal court could order or grant, including, without limitation, monetary damages, injunctive or other equitable relief, and sanctions for abuse or frustration of the arbitration process, provided that the arbitrators shall not have the authority to award punitive damages. The arbitrators will issue a written explanation of the reasons for the award, and a full statement of the facts found and rules of law applied in reaching their decision. Notwithstanding the foregoing, each party will have the right to a preliminary injunction or other interim relief, pending a final award by the arbitrators, in any court of competent jurisdiction in connection with any arbitrable claim or controversy, but only to the extent that such interim relief is intended to preserve the adequacy or sufficiency of any final award granted by the arbitrators.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written above.

                              THE COMPANY:

                              ON2 TECHNOLOGIES, INC.

                              By:
                                 -----------------------------------------------

                              Name:  Douglas A. McIntyre
                              Title: President and Chief Executive Officer

                              THE HOLDER:

                              DEEP TALENT INVESTMENTS LIMITED

                              By:
                                 -----------------------------------------------

                              Name:  Bai Nian En
                              Title: Director